    As filed with the Securities and Exchange Commission on November 8, 2001

                           Registration No. 333-50249

          ------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

  AMERUS GROUP CO.          IOWA                                42-1458424
  AMERUS CAPITAL II         DELAWARE                            42-6571888
  AMERUS CAPITAL III        DELAWARE                            42-6571890

  (Exact name of the        (State or other jurisdiction of     (I.R.S. Employer
  Registrants as            incorporation or organization)      Identification
  specified in their                                            Number)
  respective charters)
                                699 WALNUT STREET
                           DES MOINES, IOWA 50309-3948
                                 (515) 362-3600
          ------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of each Registrant's principal executive offices)

                             JAMES A. SMALLENBERGER
                       Senior Vice President and Secretary
                                AmerUs Group Co.
                                699 Walnut Street
                           Des Moines, Iowa 50309-3948
                                 (515) 362-3600
          ------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
         including area code, of agent for service for each Registrant)

                                    Copy to:

                            JOSEPH K. HAGGERTY, ESQ.
                    Senior Vice President and General Counsel
                                AmerUs Group Co.
                                699 Walnut Street
                            Des Moines, IA 50309-3948
                                 (515) 362-3600

          ------------------------------------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by the Registrants.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                ----------------

                                EXPLANATORY NOTE

     AmerUs Life Holdings, Inc., an Iowa corporation, and AmerUs Capital II and AmerUs Capital III, each a statutory business trust formed under Delaware law, together the "AmerUs Trusts," previously filed a Registration Statement on Form S-3 (Registration No. 333-50249) with respect to Debt Securities, Preferred Stock, Class A Common Stock, Purchase Contracts, Units, Warrants and Guarantees of AmerUs Life Holdings, Inc. and Capital Securities of the AmerUs Trusts, all of which are to be offered, in one or more offerings, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, for an aggregate total public offering price not to exceed $750,000,000. Pursuant to Rule 414 under the Securities Act, and the principles set forth in the "no-action" letter, dated July 24, 2000, issued by the Securities and Exchange Commission to AmerUs Life Holdings, Inc. and American Mutual Holding Company, which was renamed AmerUs Group Co. (the "Company") and except as modified by this amendment, the Company hereby expressly adopts Registration Statement No. 333-50249 as its own for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended, as a result of the merger described below.

     Pursuant to the Agreement and Plan of Merger, dated December 17, 1999, between AmerUs Life Holdings, Inc. and the Company, AmerUs Life Holdings, Inc. merged with and into the Company, with the Company as the surviving corporation. The merger became effective on September 20, 2000. As a result of the merger, each share of Common Stock of AmerUs Life Holdings, Inc. issued prior to the merger was automatically converted into one issued and fully paid and nonassessable share of Common Stock of the Company. The merger and related transactions are described in the Company's Registration Statement on Form S-4 (File No. 333-36992).

     The applicable registration fees were paid at the time of the original filing of Registration Statement No. 333-50249.

     The following sections included in the prospectus which was part of Post-Effective Amendment No. 2 to this Registration Statement are deleted from this post-effective amendment:

     -    "Organizational Structure";

     -    "Organizational Chart";

     -    "Selected Consolidated Financial and Operating Data";

     -    "Risk Factors";

     -    "Reorganization and Recent Acquisitions";

     - "Management's Discussion and Analysis of Results of Operations and Financial Condition"; and

     -    "Business".

                 SUBJECT TO COMPLETION, DATED ___________, 2001

PROSPECTUS
                                  $750,000,000

                                AMERUS GROUP CO.
                 DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
                     PURCHASE CONTRACTS, UNITS AND WARRANTS

                                AMERUS CAPITAL II
                               AMERUS CAPITAL III
                               CAPITAL SECURITIES
            FULLY AND UNCONDITIONALLY GUARANTEED BY AMERUS GROUP CO.,
                               AS SET FORTH HEREIN

     AmerUs Group Co., AmerUs Capital II and AmerUs Capital III will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     AmerUs Group Co., AmerUs Capital II and AmerUs Capital III may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

     AmerUs Group Co.'s common stock is listed on the New York Stock Exchange under the trading symbol "AMH".

     None of the Securities and Exchange Commission, any state securities commission, the Iowa Commissioner of Insurance or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. AmerUs Group Co., AmerUs Capital II and AmerUs Capital III may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               The date of this prospectus is ______________, 2001

                              AVAILABLE INFORMATION

     AmerUs Group Co. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission, including the Registration Statement of which this prospectus is a part, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Company's reports are also on file at the offices of the NYSE, 20 Broad Street, New York, N.Y. 10005.

     The Company and the AmerUs Trusts have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Securities offered hereby. This prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein or in any prospectus supplement concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. For further information with respect to the Company, the AmerUs Trusts and the Securities, reference is hereby made to such Registration Statement, including the exhibits thereto and the documents incorporated therein by reference, which can be examined at the Commission's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, or copies of which can be obtained from the Commission at such office upon payment of the fees prescribed by the Commission.

     No separate financial statements of the AmerUs Trusts have been included or incorporated by reference herein. The Company does not consider such financial statements material to holders of the Capital Securities because the AmerUs Trusts are special purpose entities, have no operating history or independent operations and are not engaged in, and do not propose to engage in, any activity other than their holding as trust assets the Junior Subordinated Debt of the Company and their issuance of the Capital Securities and Common Securities. The AmerUs Trusts are statutory business trusts formed under the laws of the State of Delaware. The Company, as of the date hereof, beneficially owns all of the beneficial interests in each AmerUs Trust. The Company's and the AmerUs Trusts' principal executive offices are located at 699 Walnut Street, Des Moines, Iowa 50309-3948, telephone number (515) 362-3600. For more information on the AmerUs Trusts, see "Description of the Capital Securities of the AmerUs Trusts."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates by reference the following documents previously filed by the Company with the Commission:

     1.   Annual Report on Form 10-K for the fiscal year ended December 31,
          2000;

     2.   Annual Report on Form 11-K for the fiscal year ended December 31,
          2000;

     3. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

     4. Current Reports on Form 8-K filed on February 23, 2001, March 29, 2001 and May 23, 2001 and a Current Report on Form 8-K/A filed on July 23, 2001;

     5. Proxy Statement for the Special Meeting of Shareholders Held on March 27, 2001; and

     6. Proxy Statement for the Annual Meeting of Shareholders Held on May 10, 2001.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this prospectus or any prospectus supplement and to be part hereof from the date of filing of such documents.

     Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement that is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

     The Company will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Any such request should be directed to James A. Smallenberger, Senior Vice President and Secretary, AmerUs Group Co., 699 Walnut Street, Des Moines, Iowa 50309-3948 (telephone number (515) 362-3600).

                                AMERUS GROUP CO.

     The Company is a holding company whose subsidiaries are engaged in the business of marketing, underwriting and distributing a broad range of individual life insurance and annuity products to individuals and businesses in 50 states, the District of Columbia and the U.S. Virgin Islands. It also owns a real estate management company through which it conducts limited real estate management, development, syndication and marketing activities. The Company has two reportable operating segments: Life Insurance and Annuities. The Life Insurance segment's primary product offerings consist of whole life, universal life and term life insurance policies. The primary product offerings of the Annuity segment are individual fixed and variable annuities.

     Our principal executive office is located at 699 Walnut Street, Des Moines, Iowa 50309-3948. Our telephone number is (515) 362-3600.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's ratio of earnings to fixed charges for the six months ended June 30, 2001.

                                                            Six Months Ended
                                                              June 30, 2001
                                                              -------------

     Ratio of Earnings to Fixed Charges (1)                        1.34

(1) For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" consists of income from operations before federal income taxes, fixed charges and pre-tax earnings required to cover preferred stock dividend requirements. "Fixed charges" consist of interest expense on debt and amortization of debt expense.


                          DESCRIPTION OF CAPITAL STOCK


GENERAL

     The Company is authorized to issue 250,000,000 shares of capital stock, of which 20,000,000 shares is preferred stock, no par value, and 230,000,000 is common stock, no par value. In addition, 4,315,000 shares of common stock are reserved for issuance or available for grant under the Company's stock plans and for exercise of the Company's warrants. The Company is also authorized to issue shares of preferred stock on such terms as determined by the Company's board of directors.

COMMON STOCK

     Each share of common stock entitles its holder to one vote per share on all matters upon which stockholders are entitled to vote (including election of directors, mergers, sales of assets other than in the regular course of business, dissolution and amendments to the articles of incorporation). The shares of common stock are subject to the relative rights, preferences, qualifications and limitations of any class or series of preferred stock. There is no provision in the Company's articles of incorporation permitting cumulative voting in the election of directors.

PREFERRED STOCK

     The Company's board is authorized, subject to any limitations prescribed by law, from time to time to issue up to an aggregate of 20,000,000 shares of preferred stock in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be, determined by the Company's board in a resolution or resolutions providing for the issue of such preferred stock; provided, however, that no preferred stock may have more than one vote per share. Thus, any series may, if so determined by the Company's board, have full or limited voting rights with the common stock, be convertible into common stock or another security of the Company, and have such other relative rights, preferences and limitations as the Company's board shall determine. As a result, any class or series of preferred stock could have rights which would adversely affect the rights of the holders of the common stock. The shares of any class or series of preferred stock need not be identical. The issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Company's articles of incorporation provide that no director of the Company is liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the Iowa Business Corporation Act ("IBCA"). This provision does not prevent stockholders from obtaining injunctive or other equitable relief against directors nor does it shield directors from liability under Federal or state securities laws. In addition, the articles of incorporation provide that the Company will, to the maximum extent permitted by law, indemnify any person who incurs any loss by reason of the fact that he or she is or was or has agreed to be a director or officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, subject to such person having met the standards of conduct required for such indemnification under Iowa law.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS OF THE COMPANY

     The following discussion is a summary of certain provisions of the articles of incorporation and bylaws of the Company relating to stockholder voting rights, advance notice requirements and other provisions which may be deemed to have an "anti-takeover" effect. In addition to these provisions, the inability of the holders of the common stock to elect a majority of the Company's board at any one annual meeting may also deter attempts to effect, or prevent the consummation of, a change in control of the Company. These and other provisions affect stockholder rights and should be given careful attention.

ISSUANCE OF COMMON STOCK, PREFERRED STOCK AND OTHER RIGHTS

     The Company believes that its ability to issue, by action of a majority of the Company's board, and without stockholder consent, the authorized, but unissued shares of common stock, shares of preferred stock and other rights provide the Company with the flexibility necessary to meet its future needs without experiencing the time delay of having to seek stockholder approval. Unissued shares of common stock and preferred stock are issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions and public or private sales for cash as a means of raising capital. It is possible that the board might use its authority to issue common stock, preferred stock or other rights in a way that could deter or impede the completion of a tender offer or other attempt to gain control of the Company of which the board does not approve. The Company does not have any plans or commitments to use its authority to effect any such issuance, but reserves the right to take any action in the future which the board deems to be in the best interests of the stockholders and the Company under the circumstances. It is not possible to state the actual effect of any issuance of preferred stock upon the rights of holders of common stock because the board has not determined any issuance price or prices, terms or rights relating to preferred stock. However, such effects might include (i) restrictions on common stock dividends if preferred stock dividends have not been paid; (ii) dilution of the voting power and equity interest of existing holders of common stock to the extent that any preferred stock series has voting rights or would acquire voting rights upon the occurrence of certain events (such as the failure to pay dividends for a specified period) or that any preferred stock series is convertible into common stock; and (iii) current holders of common stock not being entitled to share in the Company's assets upon liquidation, dissolution or winding-up until satisfaction of any liquidation preferences granted to any series of preferred stock.

BOARD OF DIRECTORS

     The articles of incorporation provide that the number of company directors are determined pursuant to the bylaws, but will not be less than seven or more than 21 directors (subject to the rights of the holders of any series of preferred stock). The bylaws provide that the exact number of directors is to be determined from time to time by the affirmative vote of a majority of the entire Board at any meeting of the board, a majority of the entire board constitutes a quorum for the transaction of business, and subject to certain exceptions, at any meeting at which a quorum is present the affirmative vote of a majority of the directors present constitutes the act of the board. The board is divided into three classes, designated Classes I, II and III, which are as nearly equal in number as possible. At each annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms, and each director holds office until such annual meeting and until his or her successor is elected and qualified, unless the director dies, resigns, is disqualified or is removed from office. Thus, approximately two-thirds of the members of the board of directors at any time have had prior board experience. With such a staggered board of directors, at least two annual meetings are normally required to effect a change in the composition of a majority of the board of directors. Under the IBCA and the Company's articles of incorporation, and subject to the rights of the holders of any series of preferred stock, a majority of the board of directors though less than a quorum, or the sole remaining director, may fill vacancies on the board of directors or newly created directorships resulting from any increase in the authorized number of directors. The bylaws provide that the holders of a majority of shares then entitled to vote if an election of directors were held may remove any director or the entire board of directors, with or without cause.

LIMITATIONS ON CALLING SPECIAL MEETINGS OF STOCKHOLDERS

     Under Iowa law, special meetings of stockholders may be called by the board of directors or by such other persons as may be authorized by the articles of incorporation, the bylaws or Section 490.702(1)(b) of the IBCA. The notice for a special meeting must set forth the purpose or purposes of the meeting and, except as otherwise required by law or the articles of incorporation, no business may be transacted at any special meeting of stockholders other than the items of business stated in the notice.

ADVANCE NOTICE REQUIREMENTS

     The bylaws establish advance notice procedures with regard to (i) the nomination, other than by or at the direction of the board, of candidates for election to the board (the "Nomination Provision") and (ii) certain business to be brought before an annual meeting of stockholders of the Company (the "Business Provision"). The Nomination Provision, by requiring advance notice of nominations by stockholders, affords the board a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board, to inform stockholders about such qualifications. The Business Provision, by requiring advance notice of business proposed to be brought before an annual meeting, provides a more orderly procedure for conducting annual meetings of stockholders and provides the board with a meaningful opportunity prior to the meeting to inform stockholders, to the extent deemed necessary or desirable by the board, of any business proposed to be conducted at such meeting, together with any recommendation of the board. The Business Provision does not affect the right of stockholders to make stockholder proposals for inclusion in proxy statements for the Company's annual meetings of stockholders pursuant to the rules of the Commission. In addition, neither the Nomination Provision nor the Business Provision will prevent any stockholder or stockholders holding at least 10% of the shares entitled to vote on a particular matter from requesting a special meeting with respect to such matter as described above in "Limitations on Calling Special Meetings of Stockholders". Although these bylaw provisions do not give the board any power to approve or disapprove of stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual meeting, they may make it difficult for a third party to conduct a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company, even if such a solicitation or attempt might be beneficial to the Company and its stockholders.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

     Except to the extent the articles of incorporation or bylaws otherwise provide, the board may, upon the affirmative vote of a majority of the entire board, amend or repeal any bylaw, provided that the stockholders may specify particular provisions of the bylaw which may not be amended or repealed by the board. The articles of incorporation may be amended with the affirmative vote of the holders of a majority of the outstanding voting securities of the Company having the right to vote generally in the election of directors. Under Iowa law, certain proposed amendments to the articles of incorporation which adversely affect the rights of a particular class of stock must be approved by a majority of such class.

STATE STATUTORY PROVISIONS

     Any merger or acquisition of the Company by another entity or the acquisition or attempted acquisition of more than 10% of the stock of the Company is subject to regulatory approval by the Iowa, Indiana, New York, Arizona and Kansas insurance commissioners. Section 490.1108 of the IBCA provides that in considering acquisition proposals, directors may consider, in addition to the consideration of the effects of any action on stockholders, the effects on the Company's employees, suppliers, creditors, customers and the communities in which it operates, as well as the long-term and short-term interests of the Company. Consideration of any or all community interest factors is not a violation of the business judgement rule, even if the directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to the Company or a stockholder or group of stockholders. Section 490.624A of the IBCA also includes authorization of "poison pills" which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of stock rights by persons owning or offering to acquire a specified number or percentage of a corporation's outstanding shares.

     In addition, prior to and for a period of five years following the effective date of the conversion, the Iowa insurance laws provide that a person, other than the reorganized company, an employee benefit plan or employee benefit trust sponsored by the reorganized company, or as otherwise specifically provided for in the plan of conversion, shall not directly or indirectly acquire or offer to acquire the beneficial ownership of more than five percent of any class of voting security of the reorganized company, and a person, other than the reorganized company or other than an employee benefit plan or employee benefit trust sponsored by the reorganized company, who acquires five percent or more of any class of voting security of the reorganized company prior to the conversion or as specifically provided for in the plan of conversion, shall not directly or indirectly acquire or offer to acquire the beneficial ownership of additional voting securities of the reorganized company, unless the acquisition is approved by the Iowa Insurance Commissioner as not being contrary to the interests of the policyholders of the reorganized company or its life insurance company subsidiary and by the board of directors of the reorganized company.

     Section 490.1110 of the IBCA also imposes a 3 year moratorium on business combinations with any person owning 10% or more of the outstanding voting stock of the corporation and its affiliate unless (1) the transaction or acquisition in which the stockholder became a 10% or more stockholder is approved in advance by the board, (2) after becoming a 10% or more stockholder, the stockholder owned at least eighty-five percent of the corporation's outstanding voting stock not owned by directors and officers, and by employee stock plans that do not allow individual employees to decide confidentially whether to tender their shares, or, (3) at or after the time the stockholder became a 10% or more stockholder, the business combination is approved by the board and authorized by the holders of two-thirds of the outstanding voting stock not held by the 10% or more stockholder.

     The foregoing provisions of state law could have the effect of delaying, deferring or preventing a change in control of the Company if the board of directors determines that a change of control is not in the best interests of the Company, its stockholders and other constituencies. In addition, the regulatory restrictions on the acquisition of securities of the Company may also deter attempts to effect, or prevent the consummation of, a change in control of the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Previously disclosed in the original Registration Statement. Any additional expenses will be disclosed in the applicable Prospectus Supplement.

               ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 490.832 of the IBCA provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision does not eliminate or limit the liability of a director for a breach of the director's duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or a transaction from which the director derives an improper personal benefit, or under Section 490.833 of the IBCA. Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors against liabilities and reasonable expenses incurred by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in, or not opposed to, the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The indemnity provisions under
Section 490.851 shall not apply (i) in the case of actions brought by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that impersonal benefit was improperly received by the director. In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who successfully defends any action in which the director was a party because the director is or was a director of the corporation. Finally, Section 490.856 of the IBCA provides that, unless otherwise provided in a corporation's articles of incorporation: (i) an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 490.852 of the IBCA and is entitled to apply for court-ordered indemnification under Section 490.854 of the IBCA in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses under Section 490.852 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

          The Company's Articles of Incorporation provide that no director of the Company will be liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the IBCA. This provision will not prevent shareholders from obtaining injunctive or other equitable relief against directors nor will it shield directors from liability under Federal or state securities laws. In addition, the Articles of Incorporation provide that the Company will to the maximum extent permitted by law, indemnify a person who incurs any loss by reason of the fact that he or she is or was or has agreed to be a director or officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, subject to such person having met the standards of conduct required for such indemnification under Iowa law.

          As permitted by and in accordance with Section 490.857 of the IBCA, the Company maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions as set forth in the policies. In addition, the Company has entered into indemnification agreements with its directors and certain of its executive officers providing for the indemnification of such persons as permitted by the Company's Articles of Incorporation and Iowa law.

     The defined terms used, but not defined, in the following paragraphs of this section have the meanings provided in the Declaration of Trust, which is incorporated herein by reference. The Declaration for each of AmerUs Capital II and AmerUs Capital III (the "Trusts") provides that no Property Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Property Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no

Administrative Trustee, Affiliate of any Administrative Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Administrative Trustee or any Affiliate thereof, or any employee or agent of any of the Trusts or any of their Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any of such Trusts or any officer, director, shareholder, partner, member, representative, employee or agent of any such Trust or its Affiliates or to any holder of Capital Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of any of such Trusts and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

     The Declaration for each of such Trusts also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of any such Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of any such Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Each of the Declarations also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of any such trust to procure a judgment in its favor by reason of the fact that such person is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of any such trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to any such trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration for each such AmerUs Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in any such Declaration.

     The Declaration for each Trust also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under any such Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.


                                ITEM 16. EXHIBITS

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

5.1 Opinion of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel, regarding the legality of the securities being issued hereunder.

12             Computation of Ratios of Earnings to Fixed Charges.

23.1           Consent of Counsel (contained in Exhibit 5.1).

23.2           Consent of KPMG LLP.

24.1           Powers of Attorney (contained on the signature page).


                             ITEM 17. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i) The undersigned registrant undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b) 2 of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa, as of the 31st day of October, 2001.


                             By: /s/ Roger K. Brooks
                                --------------------------
                                 Roger K. Brooks
                      Chairman of the Board, President and
                             Chief Executive Officer

     We, the undersigned officers and directors of AmerUs Group Co. hereby severally and individually constitute and appoint Thomas C. Godlasky and James
A. Smallenberger, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to the Registration Statement on Form S-3, File No. 333-50249 (the "Registration Statement") under the Securities Act of 1933, as amended, including this Post-Effective Amendment No. 3 and any other post-effective amendments and all documents and instruments necessary or advisable in connection therewith including, without limitation, a registration statement under Rule 462, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done on the premises as fully and to all intents and purposes of any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by or said attorneys and agents or each of them to any and all such amendments and instruments.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                      Title                              Date
     ---------                      -----                              ----
         /s/ Roger K. Brooks        Director, Chairman of the          October 31, 2001
     ---------------------------    Board,  President and Chief
          Roger K. Brooks           Executive Officer (Principal
                                    Executive Officer)


        /s/ Thomas C. Godlasky      Executive Vice President and       October 31, 2001
     ---------------------------    Chief Investment Officer
          Thomas C. Godlasky        (Principal Financial Officer)


       /s/ Brenda J. Cushing        Senior Vice President and          October 31, 2001
     ---------------------------    Controller (Principal Accounting
        Brenda J. Cushing           Officer)



       /s/ John R. Albers           Director                           October 31, 2001
     ---------------------------
         John R. Albers


       /s/ Joseph A. Borgen         Director                           October 31, 2001
     ---------------------------
         Joseph A. Borgen


       /s/ Malcolm Candlish         Director                           October 31, 2001
     ---------------------------
         Malcolm Candlish


       /s/ Alecia A. DeCoudreaux    Director                           October 19, 2001
     ---------------------------
      Alecia A. DeCoudreaux


       /s/ Thomas F. Gaffney        Director                           October 31, 2001
     ---------------------------
          Thomas F. Gaffney


       /s/ Ralph W. Laster, Jr.     Director                           October 31, 2001
     ---------------------------
          Ralph W. Laster, Jr.


       /s/ John W. Norris, Jr.      Director                           October 31, 2001
     ---------------------------
          John W. Norris, Jr.


       /s/ Andrew J. Paine, Jr.     Director                           October 31, 2001
     ---------------------------
          Andrew J. Paine, Jr.


       /s/ Jack C. Pester           Director                           October 31, 2001
     ---------------------------
            Jack C. Pester


       /s/ John A. Wing             Director                           October 31, 2001
     ---------------------------
          John A. Wing


       /s/ F. A. Wittern, Jr.       Director                           October 31, 2001
     ---------------------------
          F. A. Wittern, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, AmerUs Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on October 31, 2001.

                                          AMERUS CAPITAL II

                                          By:  AMERUS GROUP CO., as sponsor


                                          By:  /s/ Thomas C. Godlasky
                                              ----------------------------------
                                                  Thomas C. Godlasky
                                                  Executive Vice President and
                                                  Chief Investment Officer


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, AmerUs Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on October 31, 2001.

                                          AMERUS CAPITAL III

                                          By:  AMERUS GROUP CO., as sponsor


                                          By:  /s/ Thomas C. Godlasky
                                              ----------------------------------
                                                  Thomas C. Godlasky
                                                  Executive Vice President and
                                                  Chief Investment Officer

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    -----------

5.1 Opinion of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel, regarding the legality of the securities being issued hereunder.

12             Computation of Ratios of Earnings to Fixed Charges.

23.1           Consent of Counsel (contained on Exhibit 5.1).

23.2           Consent of KPMG LLP.

24.1           Power of Attorney (contained on the signature page).